Exhibit 10.3

STOCK UNIT AWARD AGREEMENT

(For Non-employee Directors; granted under the Psychemedics Corporation 2006 Incentive Plan)

1.           Award of Stock Unit Awards.   Psychemedics Corporation (hereinafter the “Company”), in the exercise of its sole discretion pursuant to the Psychemedics Corporation 2006 Incentive Plan, as amended (the “Plan”), does on ____________, 2016 (the “Award Date”) hereby award to _____________ (the “Awardee”) ______ Stock Unit Awards (“SUAs”) upon the terms and subject to the conditions hereinafter contained. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan. SUAs represent the Company’s unfunded and unsecured promise to issue shares of Common Stock at a future date, subject to the terms of this Award Agreement and the Plan. Awardee has no rights under the SUAs other than the rights of a general unsecured creditor of the Company.

2.           Vesting Schedule and Conversion of SUAs.

(a)          Subject to the terms of this Award Agreement and the Plan and provided that Awardee continues to serve as a director of the Company throughout the vesting periods set out below, the SUAs shall vest and be converted into an equivalent number of shares of Common Stock that will be distributed to the Awardee as follows; provided that fractional SUAs shall be converted into shares of Common Stock as set out in Section 6 of this Award Agreement:

Vesting Date	Percentage of SUAs

April 30, 2017	50%
April 30, 2018	50%

(b)          Notwithstanding the vesting schedule set forth in subsection (a) above, if there is a Change in Control of the Company (as defined below), then so long as the Awardee shall have continued to serve as a director of the Company through the date which is one day prior to the actual closing date of the transaction giving rise to such Change in Control (the “Acceleration Date”), then all of the SUA’s that are unvested on the Acceleration Date shall immediately become vested in full on the Acceleration Date, subject, however, to the provisions of Section 18 of this Award Agreement. For the purpose of this Agreement, a “Change in Control” shall mean (i) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock of the Company immediately before the consummation of such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through one or more subsidiaries); and (B) no person or group (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, more than 30% of the then outstanding shares of the common stock of the corporation resulting from the Business Combination; (ii) Individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided, however, that any individual's becoming a director after the date of this Agreement whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) any person (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) shall become at any time or in any manner the beneficial owner of capital stock of the Company representing more than 30% of the voting power of the Company.

3.           Termination of Awardee’s Status as a Director.   Subject to the provisions of Sections 4 and 5 below, in the event of termination, for any reason, of Awardee’s status as a director of the Company, Awardee’s rights under this Award Agreement in any unvested SUAs shall terminate.

4.           Disability of Awardee.   Notwithstanding the provisions of Section 3 above, in the event of termination of Awardee’s status as a director of the Company as a result of disability (within the meaning of Section 409A of the Internal Revenue Code, and hereinafter referred to as “Disability”), the SUAs which would have vested during the twelve (12) months following the date of such termination, set out in Section 2(a) above, shall become vested as of the date of such termination, subject, however, to the provisions of Section 18 of this Award Agreement. The Awardee’s rights in any unvested SUAs that remain unvested after the application of this Section 4 shall terminate at the time Awardee ceases to be a director of the Company.

5.           Death of Awardee.   Notwithstanding the provisions of Section 3 above, in the event of the death of Awardee:

(a)          If Awardee is, at the time of death, a director of the Company, the SUAs which would have vested during the twelve (12) months following the date of death of Awardee, set out in Section 2(a) above, shall become vested as of the date of death.

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(b)          The Awardee’s rights in any unvested SUAs that remain after the application of Section 5(a) shall terminate at the time of the Awardee’s death.

6.           Conversion of SUAs to shares of Common Stock; Responsibility for Taxes.

(a)          Provided Awardee has satisfied the requirements of Section 6(b) below, and subject, however, to the provisions of Section 18 of this Award Agreement, on the vesting of any SUAs, such vested SUAs shall be converted into an equivalent number of shares of Common Stock that will be distributed to Awardee or, in the event of Awardee’s death, to Awardee’s legal representative, as soon as practicable. An Awardee’s rights with respect to the SUA’s issued under this Award Agreement shall terminate at the time such SUAs are converted into shares of Common Stock. The distribution to the Awardee, or in the case of the Awardee’s death, to the Awardee’s legal representative, of shares of Common Stock in respect of the vested SUAs shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company.

(b)          Prior to the issuance of shares of Common Stock upon vesting of SUAs as provided in Section 6(a) above, Awardee shall pay, or make adequate arrangements satisfactory to the Company (in its sole discretion) to satisfy all withholding obligations of the Company, to the extent applicable.

(c)          In lieu of issuing fractional shares of Common Stock, on the vesting of a fraction of a SUA, the Company shall round the shares to the nearest whole share and any such share which represents a fraction of a SUA will be included in a subsequent vest date.

(d)          Until the distribution to Awardee of the shares of Common Stock in respect to the vested SUAs is evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means, Awardee shall have no right to vote or receive dividends or any other rights as a shareholder with respect to such shares of Common Stock, notwithstanding the vesting of SUAs. Subject to the provisions of Section 18 of this Award Agreement, the Company shall cause such distribution to Awardee to occur promptly upon the vesting of SUAs.

(e)          Adjustments and other matters relating to stock dividends, stock splits, recapitalizations, reorganizations, Corporate Events and the like shall be made and determined in accordance with Section 7 of the Plan, as in effect on the date of this Agreement.

7.           Non-Transferability of SUAs.   Awardee’s right in the SUAs awarded under this Award Agreement and any interest therein may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, prior to the distribution of the shares of Common Stock in respect of such SUAs. SUAs shall not be subject to execution, attachment or other process.

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8.           Agreement of Awardee. By accepting the Award, Awardee agrees to continue to serve as a director of the Company during the term for which he or she was elected. By accepting the Award of SUAs evidenced by this Award Agreement, Awardee agrees not to sell any of the shares of Common Stock received on account of vested SUAs at a time when applicable laws or Company policies prohibit a sale. This restriction shall apply so long as Awardee is a director of the Company.

9.           Acknowledgment of Nature of Plan and SUAs.   In accepting the Award, Awardee acknowledges that:

(a)          the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b)          the Award of SUAs is voluntary and occasional and does not create any contractual or other right to receive future awards of SUAs, or benefits in lieu of SUAs even if SUAs have been awarded repeatedly in the past;

(c)          all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)          Awardee’s participation in the Plan is voluntary;

(e)          the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(f)           if Awardee receives shares of Common Stock, the value of such shares of Common Stock acquired on vesting of SUAs may increase or decrease in value;

(g)          Awardee acknowledges and agrees that, in the event of termination of the Awardee’s service on the Company’s Board of Directors, regardless of the reasons for such termination, Awardee has no right to, and will not bring any legal claim or action for, (i) any damages for any portion of the SUAs that have been vested and converted into Common Shares, or (ii) termination of any unvested SUAs under this Award Agreement.

10.         Administration.   The authority to manage and control the operation and administration of this Award Agreement shall be vested in the Committee (as defined in Section 1 of the Plan), and the Committee shall have all powers and discretion with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of the Award Agreement by the Committee and any decision made by the Committee with respect to the Award Agreement shall be final and binding on all parties.

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11.         Plan Governs.   Notwithstanding anything in this Award Agreement to the contrary, the terms of this Award Agreement shall be subject to the terms of the Plan, and this Award Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

12.         Notices.   Any written notices provided for in this Award Agreement which are sent by mail shall be deemed received three business days after mailing, but not later than the date of actual receipt. Notices shall be directed, if to Awardee, at the Awardee’s address indicated by the Company’s records and, if to the Company, at the Company’s principal executive office.

13.         Electronic Delivery.   The Company may, in its sole discretion, decide to deliver any documents related to SUAs awarded under the Plan or future SUAs that may be awarded under the Plan by electronic means or request Awardee’s consent to participate in the Plan by electronic means. Awardee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.         Acknowledgment.   By Awardee’s acceptance as evidenced below, Awardee further acknowledges that Awardee has received and has read, understood and accepted all the terms, conditions and restrictions of this Award Agreement and the Plan. Awardee understands and agrees that this Award Agreement is subject to all the terms, conditions, and restrictions stated in this Award Agreement and the Plan, as the latter may be amended from time to time in the Company’s sole discretion. In addition, the Awardee acknowledges that the Award and rights granted to the Awardee hereunder shall be subject to forfeiture to the Company in accordance with any policy that may hereafter be promulgated by the Company to comply with the requirements of Section 10D(b)(2) of the Securities Exchange Act of 1934, as amended.

15.         Governing Law.   This Award Agreement shall be governed by the laws of the State of Delaware, without regard to Delaware laws that might cause other law to govern under applicable principles of conflicts of law.

16.         Severability.   If one or more of the provisions of this Award Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.

17.         Complete Award Agreement and Amendment.   This Award Agreement and the Plan constitute the entire agreement between Awardee and the Company regarding SUAs. Any prior agreements, commitments or negotiations concerning these SUAs are superseded. This Award Agreement may be amended only by written agreement of Awardee and the Company, without consent of any other person. Awardee agrees not to rely on any oral information regarding this Award of SUAs or any written materials not identified in this Section 17.

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18.         Section 409A. This Award Agreement is intended to be in compliance with the provisions of Section 409A of the Internal Revenue Code, as amended (the “Code”), and the regulations thereunder to the extent applicable. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. Solely for the purposes of Section 409A of the Code, the share increments issuable on each vesting date on Schedule A shall be considered a separate payment. The Company makes no representation or warranty and shall have no liability to the Awardee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

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EXECUTED as of the day and year first above written.

PSYCHEMEDICS CORPORATION

By:
Raymond C. Kubacki,
Chairman & CEO

AWARDEE’S ACCEPTANCE:

I have read and fully understood this Award Agreement and I accept and agree to the terms, conditions and restrictions contained in this Award Agreement and the Plan.

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